Exhibit 3.5

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

501 S. Second St., Rm. 350

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a

check or money order payable

to Secretary of State.

File #	67254171	Filing Fee: $50	Approved:

– – – – Submit in duplicate – – – – Type or Print clearly in black ink – – – – Do not write above this line – – – –

1. Corporate Name (See Note 1 on page 4.):	Midland States Bancorp, Inc.

2.   Manner of Adoption of Amendment:

The following amendment to the Articles of Incorporation was adopted on in the manner indicated below:	May 7	,	2018
	Month Day		Year

Mark an “X” in one box only.

☐   By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

☐   By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐   By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☑   By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐   By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☐   By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopt- ed and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.   Text of Amendment:

a.   When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article I: Name of the Corporation:
New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. January 2015 - 1 - C 173.15

Text of Amendment

b.   If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

Article 5 of the Articles of Incorporation is amended to read in its entirety as follows:

“Section 5.1.            Size; Qualifications. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which shall consist of no fewer than seven (7) and no greater than thirteen (13) persons, as fixed from time to time by resolution of not less than two-thirds of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office. Directors need not be residents of the State of Illinois and need not be shareholders of the corporation.

Section 5.2             Powers. In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

Section 5.3             Classification of Board of Directors. The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2011 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2012 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2013 annual meeting. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by not less than two-thirds of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.

Section 5.4             Quorum. The greater of: (a) a majority of the directors at any time in office; and (b) one-third of the number of directors fixed pursuant to paragraph Section 5.1 of this Article shall constitute a quorum of the board of directors. If at any meeting of the board of directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 5.5             Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number is required by law or by these articles of incorporation.

(CONTINUED ON NEXT PAGE)

Section 5.6            Resignation and Removal of Directors. A director may resign at any time upon written notice to the board of directors.  Notwithstanding any other provisions of these articles of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these articles of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for “cause” as defined below, and only by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of shareholders or at a meeting of the shareholders for which the notice of the meeting names the director or directors to be removed at said meeting. For the purposes of removal of a director, “cause” shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

Section 5.7            No Cumulative Voting. There shall be no cumulative voting for directors of the corporation.

Section 5.8             No Written Ballots. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide."

4.   The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert “No change”):

No Change

5.   a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No Change

b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

	Before Amendment	After Amendment

Paid-in Capital:	$	$	No Change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6.   The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	May 8	,	2018	Midland States Bancorp, Inc.
Month & Day			Year	Exact Name of Corporation

	/s/ Douglas J. Tucker
	Any Authorized Officer’s Signature
	By: Douglas J. Tucker, Senior Vice President &
	Corporate Counsel
	Name and Title (type or print)

7.   If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the direc- tors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	,
Month & Day		Year

NOTES AND INSTRUCTIONS

1.   State the true exact corporate name as it appears on the records of the Office of the Secretary of State BEFORE any amendments herein reported.

2.   Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§10.10)

3.   Directors may adopt amendments without shareholder approval in only seven instances, as follows:

a.	To remove the names and addresses of directors named in the Articles of Incorporation.
b.	To remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed.
c.	To increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.
d.	To split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby.
e.

To change the corporate name by substituting the word “corporation,” “incorporated,” “company,” “limited” or the abbreviation “corp.,” “inc.,” “co.,” or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name.

f.	To reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with §9.05.
g.	To restate the Articles of Incorporation as currently amended. (§10.15)

4.   All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a two-thirds vote within each class is required).

The Articles of Incorporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§10.20)

5.   When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least five days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§7.10 & §10.20)

6.   In the event of an increase in paid-in capital, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.